OFFER TO PURCHASE FOR CASH
ALL SHARES INCLUDING
AMERICAN DEPOSITARY SHARES REPRESENTING SHARES
AND OPTIONS OF
INSTRUMENTARIUM CORPORATION
AT €40.00 PER SHARE OR AMERICAN DEPOSITARY SHARE
BY
GENERAL ELECTRIC FINLAND OY
A WHOLLY OWNED SUBSIDIARY OF
GENERAL ELECTRIC COMPANY

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 10:00 A.M.
(NEW YORK CITY TIME), 5:00 P.M. (HELSINKI TIME), ON FRIDAY, APRIL 11, 2003,
UNLESS THE OFFER IS EXTENDED OR DISCONTINUED.

January 14, 2003

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

        We have been engaged by General Electric Finland Oy, a company organized under the laws of Finland (the "Purchaser") and a wholly owned subsidiary of General Electric Company, a New York corporation ("GE"), to act as the U.S. Information Agent in connection with the Purchaser's offer to purchase all of the outstanding shares ("Shares"), including all of the American Depositary Shares ("ADSs"), each representing one Share and evidenced by American Depositary Receipts ("ADRs"), of Instrumentarium Corporation, a public company organized under the laws of Finland ("Instrumentarium"), for €40.00 in cash per Share or ADS (such amount, or any greater amount per share paid pursuant to the Offer, being referred to herein as the "Offer Price"). The Offer is also made for Company Options, as defined in the Tender Offer Document. The Shares and the ADSs are referred to collectively as the "Company Shares". The Offer is subject to the terms and conditions set forth in the Tender Offer Document dated January 14, 2003 (the "Tender Offer Document") and the Letter of Transmittal (which together constitute the "Offer"). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold ADSs registered in your name or in the name of your nominee.

        Enclosed for your information and use are copies of the following documents:

          1.    Tender Offer Document, dated January 14, 2003;

          2.    Tender Offer material sent to security holders in Finland;

          3.    Letter of Transmittal to be used by holders of ADSs in accepting the Offer and tendering ADSs;

          4.    Notice of Guaranteed Delivery to be used to accept the Offer if the certificates for ADRs representing ADSs and all other required documents are not immediately available or cannot be delivered to The Bank of New York (the "U.S. Tender Agent") to be received by the Expiration Date (as defined in the Letter of Transmittal) or if the procedures for book-entry transfer cannot be completed on a timely basis;

          5.    A letter which may be sent to your clients for whose accounts you hold ADSs registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

          6.    Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

          7.    A return envelope addressed to the U.S. Tender Agent.

        WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 10:00 A.M. (NEW YORK CITY TIME), 5:00 P.M. (HELSINKI TIME), ON FRIDAY, APRIL 11, 2003, UNLESS THE OFFER IS EXTENDED OR DISCONTINUED.

        Please note the following:

          1.    The Offer Price is €40.00 per Share or ADSs in cash, without interest. The Offer Price will be converted into U.S. dollars two days before payment is made for any ADSs and paid to tendering holders of ADSs in U.S. dollars.

          2.    The Offer is being made for all Shares, ADSs and Company Options. Shareholders and Optionholders cannot tender through the U.S. Tender Agent, or use the enclosed Letter of Transmittal or Notice of Guaranteed Delivery.

          3.    The Board of Directors of Instrumentarium (a) considers the terms of the Offer to be in the best interests of the shareholders, (b) has approved the Offer and (c) recommends that the shareholders tender their Company Shares pursuant to the Offer.

          4.    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 10:00 A.M. (NEW YORK CITY TIME), 5:00 P.M. (HELSINKI TIME), ON FRIDAY, APRIL 11, 2003, UNLESS THE OFFER IS EXTENDED OR DISCONTINUED.

          5.    The Offer is conditioned upon, among other things, the Purchaser having received valid acceptances (not properly withdrawn) in respect of not less than eighty percent (80%) of the Company Shares; however, the Purchaser may lower the percentage required to meet this condition to, but not less than, two-thirds of the total number of Company Shares outstanding as of the expiration of the Offer plus one Company Share. See Section 2.3 ("Conditions to Completion of the Tender Offer") in the Tender Offer Document.

          6.    Tendering holders of ADSs whose ADSs are registered in their own name and who tender directly to the U.S. Tender Agent, will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of ADSs by Purchaser pursuant to the Offer.

          7.    Tendering holders of ADSs who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax and 30% of any reportable payments to such tendering holder of ADSs or other payee may be withheld pursuant to the Offer.

          8.    Notwithstanding any other provision of the Offer, payment for ADSs accepted for payment pursuant to the Offer will be made only after timely receipt by the U.S. Tender Agent of either (a) (1) a properly completed and duly executed Letter of Transmittal and all other required documents and (2) ADR certificates evidencing such tendered ADSs or (b) an Agent's Message (as defined in the Letter of Transmittal) confirming the transfer of such tendered ADSs into the U.S. Tender Agent account on the book-entry system.

        The Offer is not being made, directly or indirectly, in or into, or by use of the mails or other means of instrumentality (including, without limitation, telephonic or electronic) of interstate or foreign commerce of, or any facilities of a national securities exchange of, Canada or Japan and will not be capable of acceptance by such use, means, instrumentality or facilities or from Canada or Japan. Accordingly, neither the Tender Offer Document nor the Letter of Transmittal (or any related offering documentation) is being mailed or otherwise distributed or sent in or into Canada or Japan.

        The Tender Offer Document is not being distributed or sent, into or from Canada or Japan. Persons reading the Tender Offer Document (including, without limitation, custodians, nominees and trustees) must not distribute or send the Tender Offer Document or the Letter of Transmittal (or any related offering documentation) in, into or from Canada or Japan or use Canadian or Japanese mails for any purpose, directly or indirectly, in connection with the Offer and doing so may invalidate any purported acceptance of the Offer.

        In order to take advantage of the Offer, ADRs in proper form for transfer (or a Book-Entry Confirmation with respect to all ADSs), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal), and any required documents must be received by the U.S. Tender Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Tender Offer Document.

        Any ADS holder who desires to tender ADSs and whose ADRs are not immediately available, or who cannot comply with the procedures for book-entry transfer on a timely basis, or who cannot deliver all required documents to the U.S. Tender Agent prior to the Expiration Date, may tender such ADSs by following the procedures for guaranteed delivery set forth in Section 2.5 of the Tender Offer Document.

        Purchaser will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of ADSs pursuant to the Offer (other than the U.S. Tender Agent and the Information Agent). Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any transfer taxes with respect to the transfer and sale of purchased ADSs to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

        Questions and requests for additional copies of the enclosed material may be directed to Morrow & Co., Inc., the U.S. Information Agent for the Offer, at Morrow & Co., Inc., 445 Park Avenue, 5th Floor, New York, New York 10022, or call toll-free at (800) 754-8000.

        Very truly yours,

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU THE AGENT OF PURCHASER, INSTRUMENTARIUM, THE U.S. INFORMATION AGENT, THE U.S. TENDER AGENT, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.